Exhibit 3.1

FORM NO. 2

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Nabors Red Lion Limited

(hereinafter referred to as “the Company”)

1.                                      The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                      We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Tammy L Richardson Canon’s Court, 22 Victoria Street Hamilton HM 12 Bermuda	Yes	British	1

Bernett Cox Canon’s Court, 22 Victoria Street Hamilton HM 12 Bermuda	Yes	British	1

Patricia Pacheco Canon’s Court, 22 Victoria Street Hamilton HM 12 Bermuda	Yes	British	1

Jon Pedro Canon’s Court, 22 Victoria Street Hamilton HM 12 Bermuda	Yes	British	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.                                      The Company is to be an exempted Company as defined by the Companies Act 1981.

4.                                      The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding                                        in all, including the following parcels:-

Not Applicable

5.                                      The authorized share capital of the Company is USD 12,000.00 divided into 12,000 shares of par value USD 1.00 each.

6.                                      The objects for which the Company is formed and incorporated are unrestricted.

7.                                      The following are provisions regarding the powers of a Company:-

(i)                                    Has the powers of a natural person;

(ii)                                Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)                             Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981;

(iv)                             Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence at least one witness attesting the signature thereof:-

/s/ Tammy L. Richardson	/s/ Greer Valasse
/s/ Bernett Cox	/s/ Greer Valasse
/s/ Patricia Pacheco	/s/ Greer Valasse
/s/ Jon Pedro	/s/ Greer Valasse
(Subscribers)	(Witnesses)

Subscribed this               6th                                                                     day of  August 2008

STAMP DUTY (To be affixed)

Not Applicable